SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 801-12313
SERIES NO.:  5


72DD 1 Total income dividends for which record date passed during the period
       Class A                                           8,479
     2 Dividends for a second class of open end company shares
       Class B                                           1,720
       Class C                                             609
       Class R                                             128
       Investor Class                                    2,546
       Institutional Class                                 288


73A. 1 Dividends from net invesment income
       Class A                                        000.1682
     2 Dividends for a second class of open end company shares
       Class B                                        000.1457
       Class C                                        000.1452
       Class R                                        000.1604
       Investor Class                                 000.1687
       Institutional Class                            000.1835

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          49,217
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                          10,850
       Class C                                           4,093
       Class R                                             833
       Investor Class                                   14,470
       Institutional Class                               1,604

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $5.93
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $5.93
       Class C                                           $5.91
       Class R                                           $5.92
       Investor Class                                    $5.94
       Institutional Class                               $5.93